Exhibit 99.2

TIBBETTS INDUSTRIES, INC.
CONDENSED BALANCE SHEETS
ASSETS

	March 31, 2007 (Unaudited)	September 30, 2006

Current assets:
Cash	$17,916	$33,507
Accounts receivable	1,332,118	1,287,496
Inventories	785,683	932,069
Deferred income taxes	106,900	94,300
Other current assets	16,300	38,954

Total current assets	2,258,917	2,386,326

Property, plant and equipment, at cost:	2,790,087	2,698,906
Less: accumulated depreciation and amortization	1,412,910	1,303,592

Net property, plant and equipment	1,377,178	1,395,314

Patents, net of accumulated amortization	266,023	264,891

	$3,902,117	$4,046,531

TIBBETTS INDUSTRIES, INC.
CONDENSED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS’ EQUITY

	March 31, 2007 (Unaudited)	September 30, 2006

Current liabilities:
Note payable to bank	$444,000	$400,000
Current portion of long-term debt	374,944	405,915
Accounts payable	221,234	188,267
Accrued liabilities	500,812	303,248

Total current liabilities	1,540,990	1,297,430

Deferred income taxes	148,700	136,100

Long-term debt, net of current portion	652,305	697,788

Total liabilities	2,341,995	2,131,318

Stockholders’ equity:
Common stock, $1 stated value; authorized 250,000 shares; issued and outstanding 179,309 shares	179,309	179,309
Additional paid-in capital	575,016	575,016
Retained earnings	805,798	1,160,888

Total stockholders’ equity	1,560,123	1,915,213

	$3,902,117	$4,046,531

TIBBETTS INDUSTRIES, INC.
CONDENSED STATEMENTS OF OPERATIONS

	Six Months Ended
	March 31, 2007 (Unaudited)	March 31, 2006 (Unaudited)

Net sales	$3,312,890	$3,273,585
Cost of goods sold	2,744,459	2,524,265

Gross profit	568,431	749,320

Selling, general, administrative and research and development expenses	848,537	736,867

Income (loss) from operations	(280,106)	12,453

Other income (expense):
Interest expense	61,075	41,592
Other income, net	(1,088)	(20,411)

	59,987	21,181

Loss before income taxes	(340,093)	(8,728)

Income tax expense	(14,082)	(12,613)

Net loss	$(354,175)	$(21,341)

TIBBETTS INDUSTRIES, INC.
Notes to Condensed Financial Statements (Unaudited)

1.	General

In the opinion of management, the accompanying condensed financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly Tibbetts Industries, Inc.’s (the Company) financial position as of March 31, 2007 and September 30, 2006, and the results of its operations for the six months ended March 31, 2007 and 2006. Results of operations for the interim periods are not necessarily indicators of the results of the operations expected for the full year.

2.	New Accounting Pronouncements

Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities (“FIN 46”), was issued in January 2003 and amended in December 2003. FIN 46 requires that if an entity is the primary beneficiary of a variable interest entity, the assets, liabilities and results of operations of the variable interest entity should be included in the consolidated financial statements of the entity. The provisions of FIN 46 are effective immediately for all arrangements entered into after December 31, 2003. For those arrangements entered into prior to December 31, 2003, the provisions of FIN 46 were required to be adopted by the Company at the beginning of fiscal 2006. Management has concluded that the Company is not required to consolidate an affiliated joint venture whose activities are described in note 6.

3.	Inventories

A summary of inventories at March 31, 2007 and September 30, 2006 is set forth below:

	March 31, 2007 (Unaudited)	September 30, 2006

Raw materials	$253,943	$465,937
Supplies	70,416	27,661
Work-in-process	430,848	341,124
Finished units	30,476	97,347

	$785,683	$932,069

4.	Note Payable to Bank and Long-Term Debt

Note payable to bank consists of borrowings outstanding under a working capital line of credit. Borrowings of up to $650,000 are available, subject to levels of accounts receivable and inventories. At March 31, 2007 and September 30, 2006, $444,000 and $400,000 was outstanding and $206,000 and $250,000 was available to be borrowed under the line, respectively.

At March 31, 2007 and September 30, 2006, long-term debt consisted of the following:

	March 31, 2007 (Unaudited)	September 30, 2006

Mortgage notes payable	$741,175	$790,995
Borrowings under $350,000 equipment line of credit payable	286,074	312,708

	1,027,249	1,103,703
Less current portion	374,944	405,915

	$652,305	$697,788

All of the borrowings are secured by substantially all Company assets and are subject to the Company maintaining certain financial covenants.

5.	Income Taxes

Income tax expense was $14,082 and $12,613 for the six months ended March 31, 2007 and 2006, respectively.

6.	Joint Venture

In 2003, the Company entered into a joint venture with a Swiss company to market, design, manufacture, and sell audio coils to the hearing health industry. The Company paid $7,590 for its 50% interest in the venture. The Company recorded sales of approximately $680,089 and $1,296,339 through the joint venture for the six months ended March 31, 2007 and 2006, respectively. Related accounts receivable due from the joint venture were $253,882 and $413,599 at March 31, 2007 and September 30, 2006, respectively.